Exhibit 10.36

LICENSE AGREEMENT

This License Agreement (this “Agreement”), effective as of January 20, 2023 (“Effective Date”), is entered into by and between Viriom, Inc., a Delaware corporation having its corporate office at 12760 High Bluff Drive, Suite 370, San Diego, CA 92130 (“Licensor”), and Trawsfynydd Therapeutics, Inc., a Delaware corporation having its corporate office at 12760 High Bluff Drive, Suite 370, San Diego, CA 92130 (“Licensee”). Licensor or Licensee are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

BACKGROUND

A.Licensor is engaged in the development of global drug development platforms targeting infectious and malignant diseases and various related proprietary rights.

B. Licensee, is engaged in the developments of small molecule chemistries, drug prototype molecules and related data for pharmaceutical research and development (“Licensee Business”). Licensee wishes to license from Licensor the right to use certain patents from Licensor for the Licensed Use (as defined below).

C.Licensor is willing to license to Licensee the right for the Licensee to use certain patents to support the Licensed Use, and Licensee wishes to license on an exclusive basis such patents, all pursuant to the terms below.

NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound agree as follows:

DEFINITIONS

“Affiliate” means any entity Controlling, Controlled by, or under common Control with the referenced entity, where “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of more than fifty (50%) of the outstanding voting securities, by contract, or otherwise.

“Confidential Information” means, with respect to a Party hereto, non-public information that such Party provides to the other Party under this Agreement, and is clearly and conspicuously marked confidential, including but not limited to, financial statements and projections, customer and supplier information, research, designs, plans, methods, processes, procedures, and know-how, whether in tangible or intangible form. A record of any disclosure of confidential information provided in oral or visual form shall be reduced to writing and provided to the receiving party by the disclosing party within thirty (30) days of said disclosure. Notwithstanding the foregoing, Confidential Information of a Party shall not include information which the other Party can establish by its records: (a) is within the public domain prior to the time of the disclosure by the disclosing Party or thereafter becomes within the public domain other than as a result of disclosure by the receiving Party or any of its representatives in violation of this Agreement; (b) was, on or before the date of disclosure in the rightful possession of the receiving Party; (c) is acquired by the receiving Party from a Third Party having the right to disclose without burden of confidentiality to either Party; or (d) is hereafter independently developed by the receiving Party without use of the disclosing Party’s Confidential Information, as verified by the receiving Party’s written or electronic records.

“Force Majeure” means any occurrence beyond the reasonable control of a Party and without fault of such Party affected, which (a) prevents or substantially interferes with the performance by such Party of any of its obligations hereunder and (b) occurs by reason of any act of God, flood, fire, explosion, earthquake, casualty or accident, worldwide pandemic, or war, revolution, civil commotion, act of terrorism, blockage or embargo, or any injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any Governmental Authority or representative of any such Governmental Authority.

“Licensed Patents” means the patents and patent applications listed on Exhibit A attached hereto, together with all continuing applications thereof including divisions, substitutions, and continuations-in-part; any patents issuing on any of the foregoing applications including reissues, reexaminations and extensions; and all foreign applications and patents corresponding to any of the foregoing.

“Territory” means Canada, China, European Union, Hong Kong, Japan, United States and all areas covered by PCT application(s) for the Licensed Patents.

“Third Party” means any person or entity that is not a Party to this Agreement or an Affiliate of a Party to this Agreement.

LICENSE

Licensor hereby grants to Licensee an exclusive, royalty-free, fully paid-up (upon payment of the License Fee), sublicensable, worldwide license under the Licensed Patents, specifically for the use of developing treatments of and methods to prevent viral diseases (the “Licensed Use”) in the Territory, subject to the terms of this Agreement (the “License Grant”).

CONSIDERATION

In exchange for the License Grant pursuant to Section 2.1 hereof for the Term (as defined below), Licensee shall pay to Licensor a one-time non-refundable license fee set forth on Exhibit B attached hereto (the “License Fee”).

PATENT MATTERS

Patent Prosecution. From and after the date of this Agreement, the provisions of this Section 4 shall control the prosecution and maintenance of the Licensed Patents. Licensee shall direct and control in all respects the preparation, filing and prosecution of the United States and foreign patent applications for the Patents (including any interferences and foreign oppositions. In the event Licensee elects not to prosecute the Licensed Patents for any reason, Licensor will have the right, but not the obligation, to prosecute and maintain the Licensed Patents. Licensee shall be obligated to reimburse Licensor for all costs incurred by Licensor for such prosecution and maintenance (the “Reimbursements”) and pay such Reimbursements within thirty (30) days after receipt of invoice from Licensor. Licensee shall provide Licensor no less than ninety days’ notice of Licensee’s intent to not prosecute or maintain any of the Licensed Patents. Any failure by Licensee to pay the Reimbursement or provide timely notice of its intent to not prosecute and/or maintain the License Patents will be deemed a material breach of this Agreement.

Ownership. The Licensed Patents and any and all patent applications resulting from the Licensed Patents shall be owned solely by Licensor and nothing in this Agreement shall give Licensee any right of ownership to the Patents.

Prosecution and Defense of Infringements. Licensee shall prosecute any and all infringements of any Licensed Patents and shall defend all charges of third party infringement of the Licensed Patents. Licensee may enter into settlements, stipulated judgments or other arrangements respecting such infringement, at its own expense and without the consent of the Licensor, provided that such settlement, stipulated judgment or other arrangement shall not impose any financial obligations on the Licensor or otherwise adversely affect the Licensor in any manner, including but not limited to Licensor’s rights under this Agreement, , in which case Licensee shall seek the consent of the Licensor prior to entering into such settlement, stipulated judgment or other arrangement, and Licensor shall not unreasonably withhold such consent. Licensor agrees to provide reasonable assistance of a technical nature which

Licensee may require in any litigation arising in accordance with the provisions of this Section 4.3, for which Licensee shall pay to Licensor a reasonable hourly rate of compensation.

Patent Enforcement. Licensee shall have the first right (but not the obligation), at its own expense and with legal counsel of its own choice, to bring suit (or take other appropriate legal action) against any actual, alleged or threatened infringement of the Licensed Patents. Licensor agrees to take all actions necessary to assist Licensee in any suit, including joining in such suit as a party if legally required, at Licensee’s expense. Licensor shall have the right, at its own expense, to be represented in any such action by counsel of Licensor’s own choice; provided, however, that under no circumstances shall the foregoing affect the right of Licensee to control the suit as described in this Section 4.4.

REPRESENTATIONS AND WARRANTIES

Licensor’s Representations. Licensor represents and warrants to the Licensee that (i) Licensor owns all right, title and interest in and to the Licensed Patents, has the right to grant the rights and license hereby granted to Licensee, and has not granted to any third party any rights or licenses conflicting with the rights granted to Licensee pursuant to this Agreement; (ii) The conception, development and reduction to practice of the inventions claimed in the Licensed Patents has not constituted or involved the misappropriation of trade secrets or other proprietary rights or property of any third party and there are no claims, judgments or settlements against, or amounts with respect thereto owed by, Licensor or any of its Affiliates relating to the Licensed Patents; (iii) The use of the Licensed Patents within the Licensed Use, including the research, development, sale, import, export or other exploitation by Licensee of resulting embodiments of the Licensed Patents will not infringe any issued patent rights controlled by a third party or the claims included in any published patent application in the Territory; and (iv) No third party is infringing, threatening to infringe or misappropriating or threatening to misappropriate any Licensed Patents and neither Licensor nor any of its Affiliates have received any written notice of any unauthorized use, infringement, misappropriation, or dilution by any third party, including any current or former employee or consultant of Licensor or its Affiliates, of any Licensed Patents.

Mutual Representations. Each Party represents and warrants to the other that (i) such Party is a company or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (ii) such Party has the legal power and authority to execute, deliver and perform this Agreement; (iii) the execution, delivery and performance by such Party of this Agreement has been duly authorized by all necessary corporate action; (iv) this Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; and (v) the execution, delivery and performance of this Agreement will not cause or result in a violation of any law, of such Party’s charter documents, or of any contract by which such Party is bound.

Limitation of Liability. EXCEPT WITH RESPECT TO CLAIMS ARISING UNDER SECTION 6 (Confidential Information), IN NO EVENT SHALL EITHER PARTY OR ITS AFFILIATES BE LIABLE HEREUNDER TO THE OTHER PARTY, ITS AFFILIATES OR ANY OTHER PERSON OR ENTITY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR OTHER INDIRECT DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR LOSS OF USE DAMAGES) ARISING FROM OR RELATED TO THIS AGREEMENT OR THE MANUFACTURE, USE OR SALE OF LICENSED PRODUCTS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.

CONFIDENTIAL INFORMATION

Each Party shall (i) maintain the other Party’s Confidential Information in confidence during the term of this Agreement and for five (5) years thereafter; (ii) limit dissemination of the other Party’s Confidential Information to those of such Party’s and its Affiliates’ directors, officers, employees, agents, subcontractors, and sublicensees who require such Confidential Information in order to perform this Agreement, (iii) not disclose the other Party’s Confidential Information to any other person or entity, and (iv) use the other Party’s Confidential Information only to the extent necessary to perform this Agreement. If the receiving Party is compelled to disclose Confidential Information of the disclosing Party by order of a court of competent jurisdiction, law, regulation or stock market rule, any such disclosure shall not be a breach hereunder, provided that reasonable advance notice is given to the disclosing Party to permit the disclosing Party to ensure that such disclosure is subject to all applicable governmental or judicial protection available for like material.

TERM AND TERMINATION

Term. This Agreement will commence on the Effective Date and will remain in effect for the life of the last-to-expire Licensed Patent or last-to-be abandoned patent application licensed under this Agreement, which is later (the “Term”).

Termination for Breach. Each Party may terminate this Agreement upon the breach of any material provision of this Agreement by the other Party if the defaulting Party has not cured such breach within thirty (30) days after receipt of written notice thereof. In the event a Party disputes the occurrence of a breach giving rise to termination under this Agreement, then no termination shall take effect during the pendency of such proceedings, and the 30-day cure period shall begin upon the date the relevant authority provides an order that such a breach has occurred.

Effect of Termination. Termination of this Agreement shall automatically terminate all rights granted by Licensor to Licensee hereunder. Termination of this Agreement shall not relieve either Party of any obligations accrued prior to the date of termination. All rights and obligations of the Parties set forth herein that expressly or by their nature survive the expiration or termination of this Agreement, including, without limitation, the provisions of Sections 5 (Representations and Warranties), 6 (Confidential Information), 7.3 (Effect of Termination), 8 (Indemnification) and 9 (Miscellaneous) shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement until they are satisfied or by their nature expire and shall bind the Parties and their legal representatives, successors, and permitted assigns

INDEMNIFICATION

Indemnification by Licensee. Licensee shall defend, indemnify, and hold harmless Licensor, its Affiliates, and its and their directors, officers, shareholders, employees and agents, and their respective heirs, successors and assigns (“Licensor Indemnitees”) from and against any and all liabilities, claims, damages, losses, costs and expenses (including reasonable attorney’s fees) (collectively, “Liabilities”) owing to Third Parties suffered or sustained by a Licensor Indemnitee, or to which a Licensor Indemnitee becomes subject, arising out of or attributable to (i) Licensee’s breach of any provisions in this Agreement, (ii) Licensee’s use of the Licensed Patents (other than as a result of a breach by the Licensor of any of the representations in Section 5.1) or (iii) the Licensee Business.

Indemnification by Licensor. Licensor shall defend, indemnify, and hold harmless Licensee, its Affiliates, and its and their directors, officers, shareholders, employees and agents, and their respective heirs, successors and assigns (“Licensor Indemnitees”) from and against any and all Liabilities owing to Third Parties suffered or sustained by a Licensee Indemnitee, or to which a Licensee Indemnitee becomes subject, arising out of or attributable to Licensor’s breach of any provisions of this Agreement.

Process. The Party seeking indemnification under this Section 8 shall provide the indemnifying Party with prompt written notice of any Liabilities for which indemnification is sought. The indemnified Party shall cooperate fully with the indemnifying Party in defense of such Liabilities, and will permit the indemnifying Party to conduct and control such defense and the disposition of such Liabilities (including all decisions relative to litigation, appeal, and settlement). The indemnified Party shall not enter into any settlement or compromise of any Liabilities without the indemnifying Party’s prior written consent. The indemnified Party may, at its own expense, participate in its defense of Liabilities.

MISCELLANEOUS

Limited Disclosure. Licensee may, under a written agreement obligating the recipient to confidentiality and limited use no less restrictive than those set forth in Section 6 (Confidential Information) disclose the existence and terms of this Agreement in its dealings with funding sources such as venture investors and banks or potential acquirors of Licensee.

Publicity. Licensee shall not issue a press release or other publication disclosing the general nature of this transaction without the prior written consent of Licensor, which consent will not be unreasonably withheld.

Relationship of Parties. The relationship of the Parties is that of independent contractors, and nothing herein shall be construed as establishing one Party or any of its employees as the agent, legal representative, joint venturer, partner, employee, or servant of the other. Except as set forth herein, neither Party shall have any right, power or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other. Neither Party shall hold itself out as being the agent, legal representative, joint venturer, partner, employee, or servant of the other Party or as having authority to represent or act for the other Party in any capacity whatsoever, except as authorized herein.

Assignment. Neither party may assign this Agreement without the prior written consent of the other party, except to an entity that acquires all or substantially all of its assets or business related to the subject matter of this Agreement.

Amendment. This Agreement shall not be amended except by an instrument in writing executed by both Parties.

Entire Agreement. This Agreement, including any exhibits or schedules hereto, constitutes the entire, full, and complete agreement between the Parties concerning the subject matter hereof, and supersedes all prior agreements, negotiations, representations, and discussions, written or oral, express or implied, between the Parties in relation thereto.

Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

Governing Law. This Agreement shall be interpreted and enforced in accordance with laws of the State of California in the United States of America, without regard to its conflicts of laws rules, provided, that those matters pertaining to the validity or enforceability of patent rights shall be interpreted and enforced in accordance with the laws of the territory in which such patent rights exist.

Notices. All communication concerning this Agreement, including payments, notices, demands or requests required or permitted hereunder shall be given in writing and shall be considered to have been duly delivered: (a) at the time personally delivered; or (b) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient; or (c) ten (10) days after being deposited prepaid in registered or certified mail; or (d) two (2) days after being deposited with a reputable private overnight mail courier service prepaid, requesting delivery in the fastest manner available. The addresses to be used for all payments, notices, demands or requests shall be the addresses set forth in the first paragraph of this Agreement, unless and until changed by either Party by providing proper notice to the other Party.

Waiver. No waiver by either Party of any breach of the terms of this Agreement shall be deemed a waiver of any subsequent breach thereof.

Force Majeure. Except for the payment obligations hereunder, neither Licensee nor Licensor shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to a Force Majeure. In the event of such Force Majeure, the Party affected shall use commercially reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder. Notice of a Party’s failure or delay in performance due to Force Majeure must be given to the other Party within the (10) days after its occurrence.

Headings. Headings used herein are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

Counterparts and Facsimile Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

[Remainder of Page Left Blank – Signature Page to Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, effective as of the Effective Date.

TRAWSFYNYYD THERAPEUTICS, INC.VIRIOM, INC.

By: /s/ Nikolay Savchuk   By: /s/ Iain Dukes

Name: Nikolay Savchuk  Name: Iain Dukes

Title: Chief Executive Officer  Title: Chief Executive Officer

Date:__March 21, 2024______________Date: __ March 21, 2024_____________

[Signature Page to Trawsfynydd-Viriom License Agreement]

EXHIBIT A

LICENSED PATENTS

PCT/RU2020/000163, WO2020/226532 “Substituted 3,4,12,12a-tetrahydro-1h-[1,4]oxazino[3,4-c]pyrido[2,1- f][1,2,4]triazine-6,8-dione, pharmaceutical composition, and methods for preparing and using same”

Priority: RU 2019113751 dd. 05/07/2019

Name of Country	Applicants	Application Number	Date of Application	Case Status	Publication Date	Patent N
Canada	Ivachtchenko	CA 3,106,620	March 27,	Examination	November 12,
	Alexandre		2020		2020
Vasilievich
Ivashchenko
Andrey
Alexandrovich
Ivachtchenko
Alena
Alexandrovna
Savchuk Nikolay
Filippovich
ASAVI, LLC
Hong	Ivachtchenko	HK62021033188.5	June 16,	Pending
Kong	Alexandre		2021
Vasilievich
Ivashchenko
Andrey
Alexandrovich
Ivachtchenko
Alena
Alexandrovna
Savchuk Nikolay
Filippovich
ASAVI, LLC
PCT	Ivachtchenko Alexandre	PCT/RU2020/000163	March 27, 2020	Pending	November 12, 2020
Vasilievich
	Ivashchenko				WO
	Andrey Alexandrovich				2020/226532 A1

Ivachtchenko Alena Alexandrovna Savchuk Nikolay Filippovich ASAVI, LLC

PCT/RU2020/000163, WO2020/226532

“Substituted 3,4,12,12a-tetrahydro-1h-[1,4]oxazino [3,4-c]pyrido[2,1-f][1,2,4] triazine-6, 8-dione, pharmaceutical composition, and methods for preparing and using same”

Priority: RU 2019113751 dd. 05/07/2019

Application Number	Title	Territory
20781429.4	(EN) SUBSTITUTED3,4,12,12A- TETRAHYDRO-1H-[1,4]OXAZINO[3,4- C]PYRIDO[2,1-F][1,2,4]TRIAZINE-6,8- DIONE,PHARMACEUTICAL COMPOSITION,ANDMETHODSFOR PREPARING AND USING SAME	European Union
202080001974.5		China
the JP patent application number will be indicated upon receipt from the JP Office		Japan
16/768,892	(EN) SUBSTITUTED 3,4,12,12A- TETRAHYDRO-1H-[1,4]OXAZINO[3,4- C]PYRIDO[2,1-F][1,2,4]TRIAZINE-6,8- DIONE, PHARMACEUTICAL COMPOSITION, AND METHODS FOR PREPARING AND USING SAME	USA

EXHIBIT B

LICENSE FEE

Licensee shall issue a SAFE (“SAFE”) to the Licensor for the purchase amount of  $13,059,996.170 (the “Purchase Amount”), which SAFE shall provide that the SAFE shall convert into 2,466,888 shares of the Licensee’s Series Seed Preferred Stock (the “Conversion Shares”) at the election of the Licensor, or if a Liquidity Event (as defined in the SAFE) occurs prior to such election by Licensor, Licensor shall be entitled to either the payment of the Purchase Amount in cash or the issuance of Common Stock.

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